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                                                                   EXHIBIT 10-18

1998 Executive Incentive Plan Measures

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MEASURE                            WEIGHT                     LEVEL 1                                LEVEL 2
Fermi-Plant Performance               30%      Consistently excellent                         Continued improving
                                               performance as indicated by a                  performance as indicated by a
                                               capacity factor of 79%,                        capacity factor of 75.5%,
                                               regulatory performance                         regulatory performance
                                               (Licensee Event Reports and                    (Licensee Event Reports and
                                               Notices of Violation) in the top               Notices of Violation) in the
                                               quartile of plants in the region,              second quartile of plants in the
                                               and completion of the                          region, and completion of the
                                               Operations Excellence Plan.                    Operations Excellence Plan.

Restructuring                         30%      Approval by the legislature and MPSC           Approval by the MPSC of a
                                               of an electric utility restructuring plan for  restructuring plan that gives Detroit
                                               Michigan that gives Detroit Edison the         Edison the opportunity to recover a
                                               opportunity to recover essentially all         significant portion of its stranded
                                               stranded costs and positions Detroit           costs and does not materially limit
                                               Edison to compete effectively in the           Detroit Edison's ability to compete in
                                               competitive marketplace.                       the competitive marketplace.

Gallup Survey: Employee               10%      Baseline set by end of 1st                     Baseline set by end of 1st
Satisfaction/Organization Climate              quarter. Level of improvement                  quarter. Level of improvement
                                               at the CEO/Board's discretion.                 at the CEO/Board's discretion.

Y2000                                 10%      Complete 95% of milestones in                  Complete 85% of milestones in
                                               1998 Y2000 work plan and no                    1998 Y2000 work plan and no
                                               planned completion date for                    planned completion date for

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
                                                                    any critical system beyond            any critical system beyond
                                                                    4/30/99                               6/30/99

Business Growth:
Earnings - Non-Utility Subs (minus                         15%                        $.30                            $.25
     holding company)
New Business - Continue to develop the                      5%              Board discretion on level
     business concept and business plan                                             achieved
     for operational excellence driven LDC
     products and services. Edison
     America to become an effective
     competitor in the Michigan and
     Pennsylvania choice programs.
     Achieve or exceed budgeted
     profitability.

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